EX.99.77Q3

CONTROL AGREEMENT

This Control Agreement (this "Agreement"), dated June 18, 2018, is by and among MIDAS SERIES TRUST, a Delaware statutory trust  (the "Trust") executing this Agreement on behalf and for the benefit of those investment series set forth in Exhibit A, severally and not jointly (the "Funds" and each, a "Fund"), THE HUNTINGTON NATIONAL BANK, a national bank ("Bank"), and THE HUNTINGTON NATIONAL BANK, a national bank (the "Custodian").
WHEREAS, the Trust and the Custodian are parties to a certain Custody Agreement(s) whereunder Custodian holds custody of various assets of Borrower, which include the Collateral Account(s), as defined and listed below; and
WHEREAS, the Trust and Bank have entered into the Pledge Agreement dated as of      June 18, 2018; and
WHEREAS, Bank, the Trust and the Custodian are entering into this Agreement to provide for Bank's control of the Collateral Account(s) and the financial assets and other property held in the Collateral Account(s).
NOW THEREFORE, for valuable consideration, the parties hereto agree as follows:
1. Establishment of Collateral Account(s).  The Custodian hereby confirms and agrees that:
1.1 Custodian has established the following account(s) (the "Collateral Account(s)"), in the name of the Trust.
Fund	Collateral Account Numbers
Midas Fund	1041016880
Midas Magic	1041016889

1.2 The Custodian is, and at all times hereafter will be, acting in the capacity of "Securities Intermediary" (as such term is defined in Article 8 of the Uniform Commercial Code as adopted by the State of Ohio (the "UCC")) in respect of all Securities or other property credited to the Collateral Account(s).
1.3 All securities or other property underlying any financial assets credited to the Collateral Account(s) shall be registered in the name of the Custodian, indorsed to the Custodian or in blank and in no case, will any financial asset credited to a Collateral Account be registered in the name of the Borrower, payable to the order of the Borrower or specially indorsed to the Trust except to the extent the foregoing have been specially indorsed to the Custodian or in blank.
2. Collateral Account Control.
2.1 Bank Security Interest.  The Trust has granted Bank a security interest in the Collateral and Collateral Account(s).
2.2 Control.  Custodian will comply with the entitlement order(s) (as defined in the UCC) or other instruction(s) received from the Trust until Custodian receives a written notice from Bank instructing Custodian that Bank is exercising its right to exclusive control over the Collateral Account(s).  Such notice, which shall be substantially in the form attached hereto as Exhibit B, is referred to herein as a "Notice of Exclusive Control".  After Custodian receives a Notice of Exclusive Control and Custodian has a reasonable time to act thereon, Custodian shall thereafter comply only with the entitlement order(s) (as defined in the UCC) or other instruction(s) received from Bank with respect to the Collateral and the Collateral Account(s) without further consent of Trust or any other Person.  If the Custodian receives conflicting entitlement orders or instructions from the Trust and the Bank, the Custodian shall follow the instructions or entitlement orders originated by the Bank.
3. Limited Responsibility of Custodian.
3.1 The Custodian shall have no responsibility or liability to Bank for complying with entitlement orders or other instructions originated by the Trust concerning the Collateral Account(s) or any Collateral, prior to Custodian receiving a Notice of Exclusive Control and Custodian having had a reasonable time to act thereon.
3.2 The Custodian shall have no responsibility or liability to the Trust, for complying with a Notice of Exclusive Control or complying with entitlement orders or other instructions originated by Bank concerning the Collateral Accounts or any Collateral.  The Custodian shall have no duty to investigate or make any determination as to whether any entitlement order or Notice of Exclusive Control is appropriate whether or not the Trust may allege that such entitlement order or Notice of Control is inappropriate.  Upon Bank issuing a Notice of Exclusive Control, the Trust agrees not to issue any request or instructions to Custodian to make trades of securities held in the Collateral Account(s) or to transfer or withdraw any financial assets, cash or other property from the Collateral Account(s) without the prior written consent of Bank.
3.3 Notwithstanding any provision contained herein or in any other document or instrument to the contrary, Custodian shall not be liable for any action taken or omitted to be taken at the instruction of Bank or the Trust, as applicable, or any action taken or omitted to be taken under or in connection with this Agreement, except for Custodian's own gross negligence or willful misconduct in carrying out such instructions.
4. Distributions; Tax Reporting.  Custodian shall credit to the Trust's custodial account(s) all interest, dividends and other income received by Custodian on the Collateral, unless Custodian has received a Notice of Exclusive Control and has had a reasonable time to act thereon.  All items of income, gain, expense and loss recognized in the Collateral Account(s) shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Trust.
5. Duties and Services of Custodian.
5.1 The Custodian shall have no duties, obligations, responsibilities or liabilities with respect to the Collateral or the Collateral Account(s) except as and to the extent expressly set forth in this Agreement (and as between the Trust and Custodian the Custody Agreement), and no implied duties of any kind shall be read into this Agreement against Custodian including, without limitation, the duty to preserve, exercise or enforce rights in the Collateral and Collateral Account(s).
5.2 Instructions under this Agreement from the Trust's authorized representative given in accordance with the terms of the Custody Agreement shall also constitute proper instructions under the Custody Agreement.
5.3 Bank agrees to provide to Custodian, on Exhibit C attached hereto, the names and signatures of authorized parties who may give written notices, instructions or entitlement orders concerning the Collateral Account(s).
5.4 Notwithstanding anything to the contrary in this Agreement, Bank and the Trust hereby further acknowledge and agree that any Collateral issued outside the United States ("Foreign Security System Assets") which may be held by Custodian, a sub-custodian within Custodian's network of sub-custodians (each a "Sub-Custodian") or a depository or book-entry system for the central handling of securities and other financial assets in which Custodian or the Sub-Custodian are participants may not permit the Trust to have a security entitlement under the UCC with respect to such Foreign Security System Assets (and such property shall be deemed for purposes of this Agreement not to be a financial asset held within the Collateral Account(s)).  The parties hereby further acknowledge that Custodian gives no assurance that a security entitlement is created under the UCC with respect to any assets held in Euroclear or Cedelbank or their successors.
6. Indemnification of the Custodian.
6.1 The Trust and Bank hereby agree that Custodian is released from any and all liabilities to the Trust and Bank arising from the terms of this Agreement and the compliance of Custodian with the terms hereof, except to the extent that such liabilities arise from Custodian's gross negligence or willful misconduct. In no event shall Custodian be liable under this Agreement to the Trust or Bank or any Person claiming by through or under the Trust or Bank for consequential or special damages, even if Custodian has been advised of the possibility or likelihood of such damages. This provision shall survive the termination of this Agreement.
6.2 As between the Trust and Custodian, Custodian shall be and remains entitled to all of the rights, indemnities, powers, and protections in its favor under the Custody Agreement, which shall apply fully to Custodian's actions and omissions hereunder. This provision shall survive the termination of this Agreement. In addition to such the rights, indemnities, powers, and protections set forth in the Custody Agreement, Trust hereby agrees to hold harmless, indemnify, and defend Custodian, and its affiliates, successors, assigns, officers, directors, employees, and agents, against all losses, liabilities, claims, litigation, demands, suits, costs (including reasonable attorneys' fees), disbursements, or expenses incurred as a result of the assertion of any claim by any person or entity arising out of or otherwise arising from or in connection with or related to this Agreement, including any that may be incurred in performing its duties or responsibilities pursuant to the terms of this Agreement, except to the extent the losses, liabilities, claims, litigation, demands, suits, costs, disbursements, or expenses are a direct result of Custodian's gross negligence or willful misconduct.
6.3 As between Custodian and Bank, Bank will hold harmless, indemnify, and defend Custodian, and its affiliates, successors, assigns, officers, directors, employees, and agents, against all losses, liabilities, claims, litigation, demands, suits, costs, disbursements, or expenses arising out of entitlement orders and any other instructions given by Bank to Custodian under this Agreement or actions taken by Custodian in compliance with entitlement orders originated by Bank, or otherwise following instructions of Bank hereunder, including reasonable attorneys' fees and disbursements, except to the extent the losses, liabilities, claims, litigation, demands, suits, costs, disbursements, or expenses are a direct result of  Custodian's gross negligence or willful misconduct. This provision shall survive the termination of this Agreement.
7. Custodian Representations.  The Custodian agrees and confirms, as of the date hereof, and at all times until the termination of this Agreement that it has not entered into, and until the termination of this Agreement will not enter into, any agreement (other than the Custody Agreement) with any other person or entity relating to the Collateral or the Collateral Account(s) under which it has agreed to comply with entitlement orders (as defined in Section 8-102 of the UCC) of such other person or entity.
8. Access To Reports.  The Custodian will provide to Bank a copy of a statement of the Collateral Account(s) on each business day; provided, however, that Custodian's failure to forward a copy of such statement to Bank shall not give rise to any liability hereunder.
9. Fees and Expenses of Custodian.  In addition to the terms of the Custody Agreement, the Trust hereby agrees to pay and reimburse Custodian for any advances, costs, expenses (including, without limitation, reasonable attorney's fees and costs) and disbursements that may be paid or incurred by Custodian in connection with this Agreement or the arrangement contemplated hereby, including any that may be incurred in performing its duties or responsibilities pursuant to the terms of this Agreement.  This provision shall survive the termination of this Agreement.
10. Liens; Advances; Right of Offset.  Any fees, expenses or other amounts that may be owing to Custodian from time to time pursuant to the terms hereof or of the Custody Agreement shall be secured by any lien, encumbrance and other rights that Custodian may have under the Custody Agreement or applicable law; and Custodian shall be entitled to exercise such rights and interests against the Collateral and Collateral Account(s) in accordance with the terms of the Custody Agreement. Without limiting the generality of the foregoing, Bank furthermore agrees that (a) if Custodian, at its option without any liability or obligation to do so, advances cash or investments to the Collateral Account(s) for any purpose (including but not limited to securities settlements, foreign exchange contracts, assumed settlement or account overdraft) for the benefit of the Trust, any property at any time held pursuant to this Agreement shall be security therefor and, should Trust fail to repay Custodian  promptly, Custodian shall be entitled to utilize available cash and/or to liquidate assets in the Collateral Account(s) to the extent necessary to obtain reimbursement; and (b) Custodian shall be entitled to utilize available cash and/or to liquidate assets in the Collateral Account(s) for the payment of fees, cost and expenses owing to Custodian with respect to the Collateral Account(s), and all costs and expenses that may be paid or incurred by Custodian in connection with this Agreement, including, without limitation,  any that may be incurred in performing Custodian's duties under this Agreement pertaining to instructions or entitlement orders or a Notice of Exclusive Control issued by Bank.
11. Notices.  Any notice, instruction or other instrument required to be given hereunder requests and demands to or upon the respective parties hereto shall be in writing and may be sent by hand, or by facsimile transmission, telex, or delivery by any recognized delivery service, prepaid or, by certified or registered mail, postage prepaid, and addressed as follows, or to such other address as any party may hereafter notify the other respective parties hereto in writing:
(a)	If to Custodian, then:
The Huntington National Bank
7 Easton Oval/EA4E95
Columbus, OH  43219
Attn:  Kevin Speert
Tel:  614-331-9838
Email:  Kevin.Speert@Huntington.com

(b)	If to Bank, then:
The Huntington National Bank
45 North Pennsylvania Street
INHP22
Indianapolis, IN  46204
Attn:  Andrew M. Cardimen
Tel:  317-231-7905
Email:  Andrew.Cardimen@huntington.com

(c)	If to Trust, then:
Midas Series Trust
c/o Midas Management Corporation
11 Hanover Square, 12th Floor
New York, NY 10005
Attention:  Russell Kamerman, General Counsel
Tel:  212-785-0900, Ext. 275
Email:  rkamerman@midasfunds.com

with a copy to:
Midas Series Trust
c/o Midas Management Corporation
11 Hanover Square, 12th Floor
New York, NY 10005
Attention:  Donald Klimoski II, Assistant General Counsel
Tel:  212-785-0900, Ext. 280
Email:  dklimoski@midasfunds.com
12. Amendment. No amendment or modification of this Agreement will be effective unless it is in writing and signed by each of the parties hereto.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but such counterparts together shall constitute one and the same instrument.
13. Termination.   This Agreement shall continue in effect until Bank has notified Custodian in writing that this Agreement or its interest in the Collateral Account(s) is terminated.  Upon receipt of such notice, Bank shall have no further right to originate instructions with respect to the Collateral or Collateral Account(s) and any previous Notice of Exclusive Control delivered by the Bank shall be deemed to be of no further force and effect.
14. Severability.  In the event any provision of this Agreement is held illegal, void or unenforceable, the remainder of this Agreement shall remain in effect.
15. Successors; Assignment.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns.  No party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other parties hereto.
16. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the conflict of law provisions thereof and the jurisdiction of Custodian for purposes of this Agreement shall be the State of Ohio.  The Trust and Bank agree that the state and federal courts in Franklin County, Ohio or any other court in which Custodian initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding shall be effective if mailed to the Trust or Bank at its addresses described in the Notices section of this Agreement.  EACH OF THE PARTIES HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OTHER PARTY ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
17. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but such counterparts together shall constitute one and the same instrument.
18. Headings.  Any headings appearing on this Agreement are for convenience only and shall not affect the interpretation of any of the terms of this Agreement.
SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the undersigned have executed this Agreement under their respective seals as of the date first written above.
THE HUNTINGTON NATIONAL BANK, as Custodian

   By: /s/ Kevin Speert
      Name: Kevin Speert
      Title: Vice President
             Its duly authorized officer

THE HUNTINGTON NATIONAL BANK,
as Bank

   By: /s/ Andrew Cardimen
      Name: Andrew M. Cardimen
      Title: Senior Vice President
             Its duly authorized officer

MIDAS SERIES TRUST, as Trust, on behalf and for the benefit of each of its series, severally and not jointly

   By: /s/ Russell Kamerman
      Name: Russell Kamerman
      Title:  General Counsel
             Its duly authorized officer

Exhibit A
To the
Control Agreement

Participating Funds

Midas Fund
Midas Magic

Exhibit B

[Bank letterhead]

The Huntington National Bank
7 Easton Oval/EA4E95
Columbus, Ohio  43219
Attention:  Kevin Speert

NOTICE OF EXCLUSIVE CONTROL

We hereby instruct you pursuant to the terms of that certain Control Agreement dated as of June 18, 2018, (as from time to time amended and supplemented, the "Control Agreement") among the undersigned, The Huntington National Bank (together with its successors and assigns), Midas Series Trust (the "Borrower") and you, as Custodian, that you (i) shall not follow any instructions or entitlement orders of Borrower in respect of the Collateral Account(s) or the Collateral assets held by you for Midas Series Trust  (as each such capitalized term is defined in the Control Agreement), and (ii) unless and until otherwise expressly instructed by the undersigned, Custodian shall exclusively follow the entitlement orders and instructions of the undersigned in respect of the Collateral Account(s) or the Collateral Account(s) assets.
Very truly yours,

THE HUNTINGTON NATIONAL BANK

By:

Authorized Signatory

cc:   Midas Series Trust
 Midas Management Corporation
.

Exhibit C

[Bank letterhead]

The Huntington National Bank
7 Easton Oval/EA4E95
Columbus, Ohio  43219
Attention:  Kevin Speert

The Huntington National Bank, (the "Bank"), hereby certifies that the persons whose names appear below are authorized to act on its behalf, including the authorization to give instructions, with respect to the Control Agreement among the undersigned, The Huntington National Bank (together with its successors and assigns), Midas Series Trust (the "Borrower") and you, as Custodian, dated as of June 18, 2018.  The Bank further certifies that the true signature of each such person is set forth below opposite his/her name, and that Custodian may rely upon this certificate until such time as it receives another certificate bearing a later date and has had a reasonable opportunity to act thereon.
NAME       SIGNATURE
Andrew Cardimen     _________________________
Karen S. Wheatley                   _________________________
Joseph Breen             _________________________
Jan Smith                    _________________________

THE HUNTINGTON NATIONAL BANK

BY:

TITLE: Senior Vice President

DATE: